UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2021

VIREO HEALTH INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

British Columbia

(State or other jurisdiction of Incorporation)

000-56225	82-3835655
(Commission File Number)	(IRS Employer Identification No.)

207 South 9th Street Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

(612) 999-1606

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 5.02	Departure of Directors or Certain Oﬃcers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2021, the Board of Directors (the “Board”) of Vireo Health International, Inc. (the “Company”) approved an increase in the number of directors to a total of six directors, thereby creating a vacancy on the Board. The Board then appointed Victor Mancebo to fill the newly created vacancy, effective immediately. Mr. Mancebo’s initial term will expire on the date of the Company’s next Annual General Meeting of Shareholders. Mr. Mancebo was the Chief Executive Officer of Liberty Health Sciences.

The Board determined that Mr. Mancebo qualifies as an independent director in accordance with the corporate governance rules of the Nasdaq Stock Market, including those for committee service. For his service as a director, Mr. Mancebo will participate in the Company’s standard director compensation program as described in the Company’s Registration Statement on Form 10, as initially filed on November 5, 2020, and as subsequently amended thereafter.

The Company is not aware of any arrangements or understandings between Mr. Mancebo and any other person pursuant to which he was selected to serve on the Board. The Company is not aware of any transaction in which Mr. Mancebo has an interest requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the Company’s press release announcing Mr. Mancebo’s appointment is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

The following exhibits are furnished herewith:

Exhibit No.	Description

99.1	Press Release dated January 18, 2021.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIREO HEALTH INTERNATIONAL, INC.
(Registrant)

	By:	/s/ Michael Schroeder
Michael Schroeder
General Counsel & Corporate Secretary
Dated: January 20, 2021

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 18, 2021.